UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

HIDDEN_ROW
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, management of Tile Shop Holdings, Inc. (the “Company”) notified Joseph Kinder that his employment as Senior Vice President–Operations would be terminated, effective as the close of business on March 3, 2017. In connection with his termination, the Company proposed a Confidential Separation Agreement and Release with Mr. Kinder (the “Separation Agreement”), which Mr. Kinder may consider for a period required by law.  The Company expects that, if entered into, the Separation Agreement will be consistent with the terms of Mr. Kinder’s Offer Letter Agreement dated June 24, 2012. If the Separation Agreement is executed, the Company will disclose its terms in required filings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By /s/ Kirk Geadelmann
Date: March 7, 2017	Name: Kirk Geadelmann
Title: Chief Financial Officer